UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                             COMMERCE BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                             COMMERCE BANCORP, INC.

                            [GRAPHIC OMITTED - LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Commerce Bancorp, Inc. ("Bancorp") will be held at Commerce University, 17000 Horizon Way, Mt. Laurel, New Jersey, on Tuesday, May 15, 2001, at 5:30 P.M., local time, to consider and act upon the following matters as more fully described in the annexed proxy statement:

     1.   To elect directors;

     2.   To  approve  the  amendment  of  Bancorp's  Restated   Certificate  of
          Incorporation to increase the number of shares of Common Stock that Bancorp is authorized to issue by 100,000,000 shares; and

     3. To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The board of directors has fixed April 2, 2001 as the record date for determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to sign and date the enclosed proxy and promptly return it in the envelope provided for that purpose.


                                              By Order of the Board of Directors

                                              ROBERT C. BECK,
                                              Secretary


April 13, 2001

                             COMMERCE BANCORP, INC.
                                 COMMERCE ATRIUM
                               1701 ROUTE 70 EAST
                       CHERRY HILL, NEW JERSEY 08034-5400

                                 PROXY STATEMENT

         This Notice of Annual Meeting, proxy statement and enclosed proxy are being furnished to shareholders of Commerce Bancorp, Inc. ("Bancorp") in conjunction with the solicitation of proxies by the board of directors of Bancorp for use at Bancorp's 2001 Annual Meeting of Shareholders to be held on Tuesday, May 15 , 2001, at 5:30 P.M., local time, at Commerce University, 17000 Horizon Way, Mt. Laurel, New Jersey, (the "Annual Meeting"), and at any adjournment or postponement thereof. The approximate date upon which this proxy statement and the accompanying form of proxy will be first sent, given or otherwise made available to Bancorp's shareholders is April 13, 2001.

         The expense of the proxy solicitation will be borne by Bancorp. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers or employees of Bancorp and its subsidiaries without additional compensation. Bancorp is required to pay the reasonable expenses incurred by recordholders of Bancorp common stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of Bancorp common stock they hold of record, upon request of such recordholders.

         The board of directors of Bancorp has fixed the close of business on April 2, 2001, as the date for determining holders of record of Bancorp common stock entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 32,044,924 shares of common stock outstanding. Each holder of common stock is entitled to cast one vote for each share held of record on that date.

         The holders of a majority of the aggregate outstanding shares of common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Pursuant to the New Jersey Business Corporation Act ("NJBCA"), abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or bank voting instructions as to such shares) will be counted solely for the purpose of determining whether a quorum is present.

         If the enclosed form of proxy is properly marked, signed, and returned in time to be voted at the Annual Meeting and not revoked, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted (i) "FOR" the election of all nominees for director, and (ii) "FOR" the amendment to Bancorp's Restated Certificate of Incorporation to increase the number of shares of Common Stock that Bancorp is authorized to issue by 100,000,000 shares. Sending in a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, since the proxy is revocable.

         Any Bancorp shareholder giving a proxy may revoke it at any time before it is voted by (i) giving written notice of such revocation, signed in the same manner as the proxy, to Bancorp's Secretary, (ii) executing a new proxy and returning it to the Secretary of Bancorp prior to the voting of the first proxy at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

Common Stock

         The following table sets forth, as of April 2, 2001, the beneficial ownership of Bancorp's common stock by (i) each director and nominee for director of Bancorp, (ii) each of the executive officers of Bancorp named in the Summary Compensation Table and (iii) all the directors, nominees for director, and executive officers of Bancorp as a group. Except as set forth below, no person is known by Bancorp to own beneficially more than 5% of Bancorp's common stock. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares.

                      Name of                                      Number of Shares          Percent of
               Beneficial Owner or                                   Beneficially               Class
                Identity of Group                                      Owned(1)          Beneficially Owned(1)
                -----------------                                      --------          ---------------------
David Baird, IV......................................                  107,488                    *
Robert C. Beck.......................................                  202,821 (2)                *
Jack R Bershad.......................................                   65,152 (3)                *
Joseph E. Buckelew...................................                  322,960 (4)              1.01%
Vernon W. Hill, II...................................                1,623,813 (5)              4.94%
C. Edward Jordan, Jr.................................                  238,109 (6)                *
Morton N. Kerr.......................................                   22,652 (7)                *
Steven M. Lewis .....................................                  241,575 (8)                *
Daniel J. Ragone.....................................                  104,552 (9)                *
William A. Schwartz, Jr..............................                   37,107 (10)               *
Joseph T. Tarquini, Jr...............................                  270,076 (11)               *
Frank C. Videon, Sr..................................                   92,736 (12)               *
Peter M. Musumeci, Jr ...............................                  212,520 (13)               *
Robert D. Falese, Jr. ...............................                  210,224 (14)               *
Dennis M. DiFlorio...................................                  308,016 (15)               *
David Wojcik.........................................                  185,087 (16)               *
All Directors, Nominees for Director
and Executive Officers of Bancorp
as a Group (16 Persons)..............................                4,065,636 (17)            13.25%
FMR Corp. (18)
82 Devonshire Street
Boston, MA 02109.....................................                2,369,110                  7.53%

-----------------------------
* less than 1%
(1) The securities "beneficially owned" are determined in accordance with the definitions of "beneficial ownership" as set forth in the regulations of the Securities and Exchange Commission ("SEC") and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same residence as such individual as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after April 2, 2001. Shares subject to outstanding stock options which an individual has the right to acquire within 60 days after April 2, 2001are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 554 shares of common stock held by Mr. Beck's wife and 47,429 shares of common stock issuable upon the exercise of stock options granted under Bancorp's 1989 and 1998 Stock Option Plans for Non-Employee Directors.

                                       2

(3) Includes 9,888 shares of common stock held by Mr. Bershad's wife and 32,140 shares of common stock issuable upon the exercise of stock options granted under Bancorp's 1989 and 1998 Stock Option Plans for Non-Employee Directors.

(4) Includes 79,244 shares of common stock held by Mr. Buckelew's wife, 2,389 shares of common stock held by Buckelew & Lane Investments, 3,264 shares of common stock issuable upon the exercise of stock options granted under Bancorp's 1989 Stock Option Plan for Non-Employee Directors and 68,413 shares of common stock issuable upon the exercise of stock options granted under Bancorp's 1997 Employee Stock Option Plan. Mr. Buckelew is a partner of Buckelew & Lane Investments.

(5) Includes 82,192 shares of common stock held by Site Development Inc., 26,836 shares of common stock held by Mr. Hill's wife, 72,771 shares of common stock held by S. J. Dining, Inc., 74,333 shares of common stock held by U.S. Restaurants, Inc., 51,088 shares of common stock held by J.V. Properties, 17,874 shares of common stock held by InterArch, Inc., 77,452 shares held by InterArch, Inc. Profit Sharing Plan, 63,598 shares of common stock held by the Hill Family Trust, 25,800 shares held by the Hill Family Foundation and 17,718 shares of common stock allocated to Mr. Hill by Bancorp's ESOP. Mr. Hill is the Chairman of the Board of Site Development, Inc., a shareholder of S. J. Dining, Inc., a shareholder of U.S. Restaurants, Inc., a partner in J.V. Properties, a co-trustee and beneficiary of the Hill Family Trust, a trustee of the Hill Family Foundation, and a co-trustee and beneficiary of Bancorp's ESOP Trust. InterArch, Inc., is a company owned by Mr. Hill's wife. This amount also includes 835,734 shares of common stock issuable upon the exercise of stock options granted to Mr. Hill under Bancorp's Employee Stock Option Plans.

(6) Includes 161,886 shares of common stock issuable upon the exercise of stock options granted to Mr. Jordan under Bancorp's Employee Stock Option Plans, 15,158 shares of common stock allocated to Mr. Jordan by Bancorp's ESOP, of which Mr. Jordan is a co-trustee and beneficiary, and 3,554 shares of common stock held in trust for Mr. Jordan's minor children.

(7) Includes 21,077 shares of common stock held by the Markeim-Chalmers, Inc. Pension Plan. Markeim-Chalmers, Inc. is a company owned by Mr. Kerr.

(8) Includes 72,771 shares of common stock held by S. J. Dining, Inc., 74,333 shares of common stock held by U.S. Restaurants, Inc. and 31,450 shares of common stock issuable upon the exercise of stock options granted to Mr. Lewis under Bancorp's 1989 and 1998 Stock Option Plans for Non-Employee Directors. Mr. Lewis is President of S. J. Dining, Inc. and President of U.S. Restaurants, Inc. This amount also includes 5,558 shares of common stock held in trust for Mr. Lewis' minor children.

(9) Includes 24,876 shares of common stock held by Mr. Ragone's wife, 14,825 shares of common stock held jointly with Mr. Ragone's wife and 30,714 shares of common stock issuable upon the exercise of stock options granted to Mr. Ragone under Bancorp's 1989 and 1998 Stock Option Plans for Non-Employee Directors.

(10) Includes 3,219 shares of common stock held by Mr. Schwartz's wife, 11,536 shares of common stock held jointly with Mr. Schwartz's wife and 20,080 shares of common stock issuable upon the exercise of stock options granted to Mr. Schwartz under Bancorp's 1989 and 1998 Stock Option Plans for Non-Employee Directors.

(11) Includes 20,359 shares of common stock held by Mr. Tarquini's wife, 2,348 shares of common stock held by The Tarquini Foundation and 40,563 shares of common stock issuable upon the exercise of stock options granted to Mr. Tarquini under Bancorp's 1989 and 1998 Stock Option Plans for Non-Employee Directors.

(12) Includes 23,405 shares of common stock held jointly with Mr. Videon's wife, 8,830 shares of common stock held by Mr. Videon's wife, 7,621 shares held by Frank C. Videon, Inc., Profit Sharing Trust, 4,425 shares of common stock held by Videon Chevrolet Profit Sharing Plan, 15,945 shares of common stock held by the Videon Dodge, Inc. Employee Profit Sharing Trust, 8,483 shares of common stock held by the Frank C. Videon Funeral Home Profit Sharing Plan, 10,649 shares of common stock held in Trust for Mr. Videon's minor grandchildren and 13,369 shares of common stock issuable upon the exercise of stock options granted to Mr. Videon under Bancorp's 1989 and 1998 Stock Option Plans for Non-Employee Directors. Mr. Videon is

                                       3

         president of Frank C. Videon, Inc., Vice President of Videon Chevrolet, President of Videon Dodge, Inc., and Owner of Videon Funeral Home.

(13) Includes 93,119 shares of common stock held jointly with Mr. Musumeci's wife, 2,560 shares held by the Peter/Linda Musumeci Foundation, 102,027 shares of common stock issuable upon the exercise of stock options granted to Mr. Musumeci under Bancorp's Employee Stock Option Plans and 14,387 shares of common stock allocated to Mr. Musumeci under Bancorp's ESOP.

(14) Includes 181,015 shares of common stock issuable upon the exercise of stock options granted to Mr. Falese under Bancorp's Employee Stock Option Plans, 4,802 shares of common stock allocated to Mr. Falese under Bancorp's ESOP, 10,897 shares of common stock held by Mr. Falese's wife, and 432 shares of common stock held jointly with Mr. Falese's wife.

(15) Includes 12,819 shares held by Mr. DiFlorio's wife, 234,528 shares of common stock issuable upon the exercise of stock options granted to Mr. DiFlorio under Bancorp's Employee Stock Option Plans and 8,307 shares of common stock allocated to Mr. DiFlorio under Bancorp's ESOP.

(16) Includes 154,431 shares of common stock issuable upon the exercise of stock options granted to Mr. Wojcik under Bancorp's Employee Stock Option Plans, 11,196 shares of common stock held by Mr. Wojcik's wife, 639 shares of common stock held in trust for Mr. Wojcik's minor children and 7,499 shares of common stock allocated to Mr. Wojcik under Bancorp's ESOP.

(17) Includes an aggregate of 1,953,779 shares of common stock issuable upon the exercise of stock options granted to directors and certain executive officers of Bancorp under Bancorp's Stock Option Plans for Non-Employee Directors and Employee Stock Option Plans.

(18) According to FMR Corp.'s Schedule 13G, dated February 14, 2001, as filed under the Securities Exchange Act of 1934, as amended, the shares shown in the table are beneficially owned as follows: Fidelity Management & Research Company, 1,996,410 shares and Fidelity Management Trust Company, 402,700 shares. According to the Schedule 13G, FMR Corp. and related entities have sole voting power over 393,000 shares and sole dispositive power over 2,369,110 shares of the shares reported as beneficially owned. The Schedule 13G indicates that Edward C. Johnson 3d, Chairman of FMR Corp. and Abigail Johnson, a director and significant shareholder of FMR Corp., may also be considered beneficial owners of these shares.


                              ELECTION OF DIRECTORS

         The bylaws of Bancorp provide that Bancorp's business shall be managed by a board of not less than five nor more than twenty-five directors and that within these limits the number of directors shall be as established by resolution of a majority of the full board of directors. The board of directors by resolution has set at twelve the number of persons to be elected to the board of directors at the Annual Meeting.

         Pursuant to the NJBCA, the election of directors will be determined by a plurality vote and the twelve nominees receiving the most "FOR" votes will be elected. Shares may be voted "FOR" or withheld from each nominee. Abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or bank voting instructions as to such shares) will have no effect on the outcome of the election because directors will be elected by a plurality of the shares voted for directors.

         The board of directors unanimously recommends a vote "FOR" the election as directors of the nominees named herein.

         The board of directors has designated the twelve persons listed below to be nominees for election as directors. All of the nominees are currently members of the board, and each of them has consented to serve if elected. Bancorp has no reason to believe that any of the nominees will be unavailable for election; however, if any nominee becomes unavailable for any reason, the board of directors may designate a substitute nominee, or the number of directors to be elected at the Annual Meeting will be reduced accordingly. Directors of Bancorp hold office for one year and until their respective successors have been duly elected and qualified.

         The following information regarding Bancorp's nominees is based, in part, on information furnished by the nominees.

         Name                         Age            Positions with Bancorp and Subsidiaries
         ----                         ---            ---------------------------------------

Vernon W. Hill, II.............       55             Chairman  and  President of Bancorp;  Chairman  and  President of
                                                     Commerce  NJ;  Chairman and  President  of Commerce PA;  Chairman
                                                     of  Commerce  Shore,   Commerce   Central,   Commerce  North  and
                                                     Commerce Delaware

C. Edward Jordan, Jr...........       57             Executive  Vice  President  and  Director of  Bancorp;  Executive
                                                     Vice   President  and  Director  of  Commerce  NJ;   Director  of
                                                     Commerce PA

Robert C. Beck.................       65             Secretary  and  Director of Bancorp;  Secretary  and  Director of
                                                     Commerce NJ; Director of Commerce PA

David Baird, IV................       64             Director of Bancorp, Commerce NJ and Commerce PA

Jack R Bershad.................       70             Director of Bancorp, Commerce NJ and Commerce PA

Joseph E. Buckelew.............       72             Director of Bancorp,  Commerce  NJ,  Commerce  Shore and Commerce
                                                     PA;  President of Commerce Shore;  Chairman of Commerce  National
                                                     Insurance Services, Inc.

Morton N. Kerr.................       70             Director of Bancorp, Commerce NJ and Commerce PA

Steven M. Lewis................       51             Director of Bancorp, Commerce NJ and Commerce PA

Daniel J. Ragone...............       73             Director of Bancorp, Commerce NJ and Commerce PA

William A. Schwartz, Jr........       60             Director of Bancorp, Commerce NJ and Commerce PA

Joseph T. Tarquini, Jr.........       65             Director of Bancorp, Commerce NJ and Commerce PA

Frank C. Videon, Sr............       78             Director of Bancorp, Commerce NJ and Commerce PA


         Mr. Hill, a director of Commerce NJ since 1973 and Bancorp since 1982, has been Chairman and/or President of Commerce NJ since 1973 and Chairman and President of Bancorp since 1982. Mr. Hill has been Chairman and/or President of Site Development, Inc., Cherry Hill, New Jersey, a developer of real estate, since 1968. Mr. Hill has been Chairman of the board of directors of Commerce PA from June 1984 to June 1986 and from January 1987 to the present, President of Commerce PA since June 1994, a director of Commerce Bank/Harrisburg, Camp Hill, Pennsylvania since 1985, Chairman of Commerce Shore since January, 1989, Chairman of Commerce North since January, 1997 and Chairman of Commerce Delaware and Commerce Central since October, 1999 and January,1999, respectively.

         Mr. Jordan, a director of Commerce NJ since 1974, Bancorp since 1982 and Commerce PA since June, 1997, has been Executive Vice President of Commerce NJ since 1974 and Executive Vice President of Bancorp since 1982.

         Mr. Beck, a director of Commerce NJ since 1973, Bancorp since 1982 and Commerce PA since June, 1997, has been Secretary of Commerce NJ since 1973 and Secretary of Bancorp since 1982. Mr. Beck has been a partner of the law firm of Parker, McCay & Criscuolo, Marlton, New Jersey since 1987.

         Mr. Baird, a director of Bancorp and Commerce NJ since 1988 and Commerce PA since June, 1997, is the former President of Haddonfield Lumber Company, Inc., Cherry Hill, New Jersey.

         Mr. Bershad, a director of Commerce PA since 1984 and Bancorp and Commerce NJ since 1987, is the Chairman Emeritus of the law firm of Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania and Cherry Hill, New Jersey, and has been a partner in such firm since 1964.

         Mr. Buckelew has been a director of Bancorp and Chairman of Commerce National Insurance Services, Inc., the wholly-owned insurance brokerage subsidiary of Bancorp, since November, 1996 and has been a director of Commerce Shore since 1993 and Commerce NJ and Commerce PA since June, 1997. Mr. Buckelew was elected President of Commerce Shore in 1998. Mr. Buckelew was the President of Morales, Potter & Buckelew, Inc. t/a Buckelew & Associates, Toms River, New Jersey from 1959 to November, 1996, when this insurance agency was acquired by Bancorp.

         Mr. Kerr, a director of Commerce NJ since 1973,  Bancorp since 1982 and
Commerce  PA  since  June,   1997,  has  been  Chairman   and/or   President  of
Markeim-Chalmers, Inc., Realtors, Cherry Hill, New Jersey, since 1965.

         Mr. Lewis, a director of Commerce PA since 1984 and a director of Bancorp and Commerce NJ since 1988, has been President of U.S. Restaurants, Inc., Blue Bell, Pennsylvania since 1985 and President of S. J. Dining, Inc. since 1986.

         Mr. Ragone, a director of Commerce NJ since 1981, Bancorp since 1982 and Commerce PA since June, 1997, is the former Chairman and/or President of Ragone, Raible, Lacatena & Beppel, C.P.A., Haddonfield, New Jersey, and its predecessor firms.

         Mr. Schwartz, a director of Commerce PA since 1984 and a director of Bancorp and Commerce NJ since June, 1997, has been Chairman, President and Chief Executive Officer of U.S. Vision, Glendora, New Jersey, or its predecessor firms, since 1967.

         Mr. Tarquini, a director of Commerce NJ since 1973, Bancorp since 1982 and Commerce PA since June, 1997, is the Chairman and former President of The Tarquini Organization, A.I.A., Camden, New Jersey, since 1980. Prior thereto, he was a partner in its predecessor firms.

         Mr. Videon, a director of Commerce PA since 1991 and a director of Bancorp and Commerce NJ since June, 1997, has been the owner of Frank C. Videon Funeral Home, Broomall, Pennsylvania, since 1982.

Director Compensation

         Directors of Bancorp, Commerce NJ and Commerce PA were paid an annual fee of $14,000 plus $1,000 for each meeting of the board of directors and committee meeting attended in 2000 and will be paid an annual fee of $14,000 and a meeting fee of $1,000 for each meeting of the board of directors and committee meeting attended in 2001. When meetings of the board of directors of Bancorp, Commerce NJ and Commerce PA occur on the same day, only one fee is paid. Directors of Commerce Shore, Commerce Central, Commerce North and Commerce Delaware were paid a fee of $500 for each meeting of the board of directors and committee meeting attended in 2000 and will be paid the same meeting fee for each meeting of the board of directors and committee meeting attended in 2001. No fees are paid to directors who are also operating officers of Bancorp or its banking subsidiaries. Each director of Bancorp is provided with $100,000 of permanent life insurance.

         A retirement plan for Bancorp's directors who are not officers or employees of Bancorp on the date their service as a Bancorp director ends ("outside director"), provides that outside directors with five or more years of service as a Bancorp director are entitled to receive annually, for ten years or the number of years served as a director, whichever is less, commencing upon such director's attainment of age 65 and retirement from the Bancorp board or upon such director's disability, payments equal to the highest 1099 Compensation (as such term is defined in the plan) in effect at any time during the five year period immediately preceding such director's retirement or, if earlier, death or disability.

This plan further provides that, in the event a director dies before receiving all benefits to which he or she is entitled, such director's surviving spouse is entitled to receive all benefits not received by the deceased director commencing upon such director's death. Upon a change in control of Bancorp, the plan provides that each director then sitting on the Bancorp board, notwithstanding the length of time served as a director, becomes entitled to receive annually, for ten years, or twice the number of years served as a director, whichever is less, payments equal to the higher of the director's 1099 Compensation at the time of the director's termination of board service and the highest 1099 Compensation in effect at any time during the five year period immediately preceding the change in control commencing on the latest to occur of the termination of the director's board service, attainment of age 65 or any date designated by the director at any time and from time to time. The definition of "change in control" for purposes of this plan parallels the definition of that term contained in the Employment Agreements discussed on page 12 of this proxy statement. This plan became effective January 1, 1993, as amended.

1989 and 1998 Stock Option Plans For Non-Employee Directors

         Effective April 24, 1989 (and as amended in 1994), Bancorp adopted the 1989 Stock Option Plan for Non-Employee Directors (the "1989 Plan") which provides for the purchase of a total of not more than 320,690 shares (as adjusted for all stock splits and dividends through April 2, 2001) of Bancorp common stock by members of the boards of directors of Bancorp and its subsidiary corporations. Options granted pursuant to the 1989 Plan may be exercised beginning on the earlier to occur of (i) one year after the date of their grant or (ii) a "change in control" of Bancorp, as such term is defined in the 1989 Plan. No further options may be granted under the 1989 Plan. As of April 2, 2001, 76,951 options (as adjusted for all stock splits and stock dividends through April 2, 2001) were outstanding under the 1989 Plan.

         Effective June 29, 1998, Bancorp adopted the 1998 Stock Option Plan for Non-Employee Directors (the "1998 Plan") which provides for the purchase of a total of not more than 551,250 shares (as adjusted for all stock splits and dividends through April 2, 2001) of Bancorp common stock by members of the board of directors of Bancorp and its subsidiary corporations. Under the 1998 Plan, members of the boards of directors of Bancorp and its current and future subsidiary corporations (i.e., any corporation in which Bancorp owns, directly or indirectly, fifty percent or more of the outstanding voting power of all classes of stock of such corporation at the time of election or reelection of such director) who are not also employees of Bancorp or its subsidiary corporations are entitled to receive options to purchase Bancorp common stock. Options granted pursuant to the 1998 Plan may be exercised in whole, or from time to time in part, beginning on the earlier to occur of (i) one year after the date of their grant or (ii) a "change in control" of Bancorp, as such term is defined in the 1998 Plan. As of April 2, 2001, 431,563 options (as adjusted for all stock splits and stock dividends through April 2, 2001) had been granted under the 1998 Plan and 119,688 options (as adjusted for all stock splits and stock dividends through April 2, 2001) were available for grant. Options may continue to be granted under the 1998 Plan through December 31, 2007.

         Both the 1989 Plan and 1998 Plan are administered by the board of directors of Bancorp, including non-employee directors. Options granted under the 1989 Plan and/or 1998 Plan are not "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended. Option prices are intended to equal 100% of the fair market value of Bancorp's common stock on the date of option grant. The board of directors of Bancorp, in their sole discretion, may grant options under the 1998 Plan to non-employee directors and determine the number of shares subject to each option, the rate of option exercisability, and subject to certain limitations, the option price and the duration of the options. Unless terminated earlier by the option's terms, options granted under the 1998 Plan expire ten years after the date they are granted.

         During the fiscal year ended December 31, 2000, no options to purchase shares of Bancorp common stock were granted to the directors under the 1998 Plan.

Meetings and Committees of the Board of Directors

         During 2000, there were 12 meetings of the board of directors of Bancorp. The board of directors of Bancorp has established an Audit Committee, an Oversight Committee and a Personnel Committee but does not have a standing Nominating Committee. In addition, each of Bancorp's six subsidiary banks, Commerce Bank, N.A., Cherry Hill, New Jersey ("Commerce NJ"), Commerce
Bank/Pennsylvania,   N.A.,  Devon,   Pennsylvania   ("Commerce  PA"),   Commerce
Bank/Shore,   N.A.,  Toms  River,  New  Jersey  ("Commerce   Shore"),   Commerce
Bank/Central, N.A., Flemington, New Jersey ("Commerce Central"), Commerce Bank/Delaware, N.A., Wilmington, Delaware ("Commerce Delaware") and Commerce Bank/North, Ramsey, New Jersey ("Commerce North") has various committees of their respective boards.

         Information with respect to the committees of the board of directors of Bancorp is set forth below.

         Audit Committee

         The Audit Committee reviews the financial statements, accounting procedures and methods employed in connection with audit programs of Bancorp and its wholly-owned subsidiary banks. It serves as the principal liaison between the board of directors and Bancorp's independent auditors. In addition, this committee makes recommendations to the board of directors concerning the selection of Bancorp's independent auditors. Daniel J. Ragone, Chairman, Frank
C. Videon, Sr. and Joseph T. Tarquini, Jr. are the current members of the Audit Committee. During 2000, there were four meetings of the Audit Committee. The Board of Directors adopted an Audit Committee Charter on May 16, 2000, a copy of which is attached as Appendix A. The board of directors of Bancorp, in its business judgement, has determined that each member of the Audit Committee is independent, financially literate and possessed of appropriate financial management expertise, as required by applicable listing standards of the New York Stock Exchange.

         Oversight Committee

         The Oversight Committee reviews compliance matters at Bancorp and its banking subsidiaries, and reports to Bancorp's Audit Committee. Daniel J. Ragone, Joseph T. Tarquini, Jr., Joseph A. Haynes (Director of Commerce North) and Daniel M. Monroe (Director of Commerce Shore) are the current members of the Oversight Committee. During 2000, there were four meetings of the Oversight Committee.

         Personnel Committee

         The Personnel Committee reviews and recommends the levels of compensation of Bancorp's and its subsidiary banks' executive officers and administers Bancorp's Employee Plans. Morton N. Kerr, Daniel J. Ragone and Jack R Bershad are the current members of the Personnel Committee. During 2000, there was one meeting of the Personnel Committee. The report of the Personnel Committee with respect to 2000 compensation is set forth on page 17 of this proxy statement.

         Attendance

         In 2000, each of Bancorp's directors and nominees for director attended more than 75% of the total number of meetings of the board of directors and all committees of which they were members of Bancorp and its subsidiary banks, as the case may be.

                          REPORT OF THE AUDIT COMMITTEE

         On February 20, 2001, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with its independent auditors, Ernst & Young LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and a confirming letter from Ernst & Young LLP regarding its independence and has discussed with Ernst & Young LLP its independence. The Audit Committee has also considered whether the provision of non-audit services by the independent accountants to Bancorp is compatible with maintaining the accountants' independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


         This Audit Committee Report and information regarding the Audit Committee contained in the paragraph preceding the Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that Bancorp specifically requests that the Report or information be specifically incorporated by reference. The Audit Committee's considerations and discussions referred to above do not assure that the audit of Bancorp's financial statements for the year ended December 31, 2000 has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Bancorp's accountants are in fact "independent".


                               THE AUDIT COMMITTEE

                                Daniel J. Ragone
                              Frank C. Videon, Sr.
                             Joseph T. Tarquini, Jr.

                               EXECUTIVE OFFICERS

         The executive officers of Bancorp and its banking subsidiaries, as of April 2, 2001, are set forth below.

                                                     Position with Bancorp, Commerce NJ, Commerce PA,
                                                            Commerce Shore, Commerce Central,
                                                           Commerce Delaware and Commerce North
           Name                  Age                             Principal Occupation
           ----                  ---                  ------------------------------------------------

Vernon W. Hill, II               55          Chairman and President of Bancorp since 1982; Chairman and/or President of Commerce NJ since 1973; Chairman of Commerce PA from June 1984 to
                                             June 1986 and from January 1987 to present; President of Commerce PA from June 1994 to present; Chairman of Commerce Shore since 1989,
                                             Commerce North since 1997, and Commerce Central and Commerce Delaware since 1999.

C. Edward Jordan, Jr.            57          Executive Vice President and Director of Bancorp since 1982; Executive
                                             Vice   President  and  Director  of
                                             Commerce NJ since 1974; Director of
                                             Commerce PA since 1997.

Peter M. Musumeci, Jr.           50          Executive Vice President and Senior Credit Officer of Bancorp since
                                             1986 and  Treasurer  and  Assistant
                                             Secretary  of Bancorp  since  1984;
                                             Executive    Vice    President   of
                                             Commerce NJ since 1986; Director of
                                             Commerce Shore since 1989.

Robert D. Falese, Jr.            54          Executive Vice President and Senior Loan Officer of Commerce NJ since
                                             1992.

Dennis M. DiFlorio               47          Executive Vice President of Commerce NJ since January, 1996; Director of Commerce North since 1997.  Prior thereto Mr. DiFlorio was Senior
                                             Vice President of Commerce NJ since 1988.

David Wojcik                     48          Senior Vice President of Bancorp since 1988.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table is a summary of certain information concerning the compensation during the last three fiscal years awarded or paid to, or earned by, Bancorp's chief executive officer and each of Bancorp's other four most highly compensated executive officers during Bancorp's last fiscal year.


                                                                                                 Long Term
                                                        Annual Compensation                     Compensation
                                          -------------------------------------------------    --------------
                                                                                                 Securities
                                                                                Other            Underlying            All
                                                                                Annual          Stock Option          Other
              Name/Title                  Year       Salary        Bonus    Compensation(1)       Grants(2)       Compensation(3)
              ----------                  ----       ------        -----    ---------------       ---------       ---------------

Vernon W. Hill, II                        2000       $800,000     $250,000      $93,020                  0         $30,072   (3)
Chairman and President of Bancorp;        1999        700,000      200,000       69,091            105,000          33,086
Chairman and President of Commerce NJ     1998        620,000      150,000       69,006            248,058          34,568
and Commerce PA; Chairman of Commerce
Shore, Commerce Central, Commerce
Delaware and Commerce North

C. Edward Jordan, Jr.                     2000        $262,500     $25,000                               0         $24,097   (3)
Executive Vice President of Bancorp;      1999         262,500      25,000                          10,500          24,312
Executive Vice President of Commerce      1998         250,000      25,000                          11,160          25,950
NJ


Peter M. Musumeci, Jr.                    2000        $330,000      $75,000                              0         $19,001   (3)
Executive Vice President and Senior       1999         300,000       60,000                         26,250          22,077
Credit Officer, Treasurer and             1998         280,000       60,000                         22,185          23,429
Assistant Secretary of Bancorp;
Executive Vice President of Commerce
NJ

Robert D. Falese, Jr.                     2000        $375,000     $100,000                              0         $14,414   (3)
Executive Vice President and Senior       1999         325,000      100,000                         52,500          17,299
Loan Officer of Commerce NJ               1998         300,000       80,000                         27,697          18,211


Dennis M. DiFlorio                        2000        $375,000     $100,000                              0          $4,783   (3)
Executive Vice President of               1999         325,000      100,000                         52,500           7,645
Commerce NJ                               1998         300,000       80,000                         27,697           8,632

__________
(1) The total in this column reflects personal use of a company car (2000, $4,518; 1999, $4,517; 1998, $4,517), expense allowances (2000,
         $86,632;1999,  $62,004;  1998,  $62,004)  and country  club dues (2000,
         $1,870;1999,  $2,570;  1998,  $2,485).  The value of such other  annual compensation did not exceed the lesser of $50,000 or 10% of salary and bonus for any individual in any year except Mr. Hill.

(2) The stock option grants reflected in this column have been adjusted for the 5-for-4 stock split in the form of a 25% stock dividend declared on June 29, 1998, and the 5% stock dividends declared on December 21, 1999 and December 15, 1998. The original grant was adjusted based on the unexercised option shares outstanding on the date of the stock dividend.




                                       11


(3) The totals in this column reflect (i) premiums on life insurance (for 2000, Mr. Hill $22,129, Mr. Jordan $15,818; and Mr. Musumeci $12,851;
         1999, Mr. Hill $22,746; Mr. Jordan,  $16,320; and Mr. Musumeci $13,147;
         and for 1998, Mr. Hill, $23,375; Mr. Jordan, $16,855; and Mr. Musumeci, $13,456); (ii) long-term disability policies (for 2000, Mr. Hill $7,724, Mr. Jordan $8,060; Mr. Musumeci $5,931; Mr. Falese $14,195; and
         Mr. DiFlorio $4,564; for 1999, Mr. Hill $7,329; Mr. Jordan, $4,981; Mr.
         Musumeci $5,919; Mr. Falese, $14,288 and Mr. DiFlorio $4,634; for 1998, Mr. Hill, $7,033; Mr. Jordan, $4,935, Mr. Musumeci, $5,813; Mr. Falese, $14,051 and Mr. DiFlorio, $4,472); and (iii) contributions to Bancorp's ESOP (in 2000, $219 each for all five individuals; in 1999, $3,011 each for all five individuals; and in 1998, $4,160 each for all five individuals).

Employment Agreements

         Mr. Hill's employment agreement provides that he will be employed by Bancorp and Commerce NJ as Chairman of the Board, President and Chief Executive Officer for a term of five years effective January 1, 1992, provided that on each January 1 thereafter Mr. Hill's employment agreement shall be automatically renewed and extended for a new five year term unless either Bancorp or Mr. Hill gives the other at least ninety days prior written notice of their desire to terminate Mr. Hill's employment agreement, in which event the term will have four years remaining.

         Under the terms of Mr. Hill's employment agreement, Mr. Hill's "base salary" shall not be less than $1,250,000. Mr. Hill's employment agreement provides that Mr. Hill will participate in any benefit or compensation programs in effect which are generally made available from time to time to executive officers of Bancorp and provides for all other fringe benefits as in effect from time to time which are generally available to Bancorp's salaried officers including, without limitation, medical and hospitalization coverage, life insurance coverage and disability coverage.

         Mr. Hill's employment agreement requires Bancorp to compensate Mr. Hill for the balance of the term of his employment agreement at a rate equal to seventy percent of his annual base salary if he becomes permanently disabled (as defined in Mr. Hill's employment agreement) during the term and to pay Mr. Hill's designated beneficiary a lump sum death benefit if he dies during the term in an amount equal to three times his average annual base salary in effect during the twenty-four months immediately preceding his death.

         Mr. Hill's employment agreement allows Mr. Hill to terminate his employment with Bancorp upon a change in control of Bancorp (as defined in Mr. Hill's employment agreement) and if within three years of such change in control, without Mr. Hill's consent, among other things, the nature and scope of his authority with Bancorp or a surviving or acquiring person are materially reduced to a level below that which he enjoyed on January 1, 1992. If Mr. Hill terminates his employment because of a change in control, he will be entitled to a lump sum severance payment equal to four times his average annual base salary in effect during the twenty-four month period immediately preceding such termination (provided that such payment does not constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, and in the event such payment would constitute a "parachute payment", such lump sum severance payment shall be reduced so as to not constitute a "parachute payment"), and the continuation of certain benefits including medical, hospitalization and life insurance. Mr. Hill's employment agreement contains a non-competition covenant for Mr. Hill should his employment with Bancorp be terminated under certain circumstances.

         The employment agreements for Messrs. Jordan, Musumeci, Falese and DiFlorio are substantially similar to that of Mr. Hill's except that: Mr. Jordan will serve as Executive Vice President of Bancorp and Commerce NJ, Mr. Musumeci will serve as Executive Vice President and Senior Credit Officer of Bancorp and Commerce NJ, Mr. Falese will serve as Executive Vice President and Senior Loan Officer of Bancorp and Commerce NJ, and Mr. DiFlorio will serve as Executive Vice President of Bancorp and Commerce NJ. The term of each employment agreement is three years and the lump sum death benefit is in each case equal to two times the respective average annual base salary in effect during the twenty-four month period preceding death. Mr. Jordan's "base salary" under his employment agreement is $275,000, Mr. Musumeci's "base salary" under his employment agreement is $360,000, Mr. Falese's "base salary" under his employment agreement is $500,000 and Mr. DiFlorio's "base salary" under his employment agreement is $500,000.

Employee Stock Option Plans

         Effective April, 1984, Bancorp adopted the Commerce Bancorp, Inc. Incentive Stock Option Plan (the "1984 Plan") which provided for the purchase of a total of not more than 1,950,905 shares of Bancorp common stock (as adjusted for all stock splits and stock dividends through April 2, 2001) by officers and key employees. Options granted under the 1984 Plan were intended to constitute "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No further options may be granted under the 1984 Plan. As of April 2, 2001, 242,982 options (as adjusted for all stock splits and stock dividends through April 2, 2001) were outstanding under the 1984 Plan.

         Effective May, 1994, Bancorp adopted the Commerce Bancorp, Inc. 1994 Employee Stock Option Plan (the "1994 Plan") which provided for the purchase of a total of not more than 1,674,290 shares of Bancorp common stock (as adjusted for all stock splits and stock dividends through April 2, 2001) by officers and key employees. Pursuant to the 1994 Plan, stock options may be granted which qualify under the Code as incentive stock options as well as stock options that do not qualify as incentive stock options. No further options may be granted under the 1994 Plan. As of April 2, 2001, 808,328 options (as adjusted for all stock splits and stock dividends through April 2, 2001) were outstanding under the 1994 Plan.

         Effective May, 1997, Bancorp adopted the Commerce Bancorp, Inc. 1997 Employee Stock Option Plan (the "1997 Plan") which provides for the purchase of a total of not more than 8,617,578 shares of Bancorp common stock (as adjusted for all stock splits and stock dividends through April 2, 2001) by officers and key employees. Pursuant to the 1997 Plan, stock options may be granted which qualify under the Code as incentive stock options as well as stock options that do not qualify as incentive stock options. All officers and key employees of Bancorp or any current or future subsidiary corporation are eligible to receive options under the 1997 Plan. As of April 2, 2001, 4,850,260 options (as adjusted for all stock splits and stock dividends through April 2, 2001) had been granted under the 1997 Plan and 3,767,318 options (as adjusted for all stock splits and stock dividends through April 2, 2001) were available for grant. Options may continue to be granted under the 1997 Plan through December 31, 2006.

         The 1984 Plan, 1994 Plan and 1997 Plan are collectively referred to as the "Employee Plans."

         The purpose of the Employee Plans is to provide additional incentive to employees of Bancorp by encouraging them to invest in Bancorp's common stock and thereby acquire a proprietary interest in Bancorp and an increased personal interest in Bancorp's continued success and progress.

         The Employee Plans are administered by the Personnel Committee ("Committee") which is appointed by the board of directors and consists only of directors who are not eligible to receive options under the Employee Plans. The Committee determines, among other things, which officers and key employees receive an option or options under the Employee Plans, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of the option. Under the 1997 Plan, no individual may be granted a number of options that is more than 50% of the total number of shares of Bancorp common stock authorized for issuance under the 1997 Plan. In addition, incentive stock options first exercisable by an employee in any one year under the 1997 Plan (and all other Employee Plans of Bancorp) may not exceed $100,000 in value (determined at the time of grant). The Committee may, in its discretion, modify or amend any of the option terms herein described, provided that if an incentive option is granted, the option as modified or amended continues to be an incentive stock option.

         In the event of any change in the capitalization of Bancorp, such as by stock dividend, stock split or what the board of directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Employee Plans will be appropriately adjusted in a manner determined in the sole discretion of the board of directors. Reacquired shares of Bancorp's common stock, as well as unissued shares, may be used for the purpose of the 1997 Plan. Common stock of Bancorp subject to options which have terminated unexercised, either in whole or in part, will be available for future options granted under the 1997 Plan. The option price for options issued under the 1997 Plan must be at least equal to 100% of the fair market value of the common stock as of the date the option is granted.

         Options granted pursuant to the Employee Plans are not exercisable until one year after the date of grant and then are exercisable pursuant to a schedule based on years of service or option holding period. Under the 1994 Plan and 1997 Plan, but not the 1984 Plan, in the event of a "change in control" of Bancorp, as defined in the 1994 Plan and 1997 Plan, each optionee may exercise the total number of shares then subject to the option. The Committee has the authority to provide for a different rate of option exercisability for any optionee.

         Options granted under the 1984 Plan and 1994 Plan are not transferable other than by will or by the laws of descent and distribution. Except as otherwise authorized by the Committee with respect to non-qualified stock options only, options granted pursuant to the 1997 Plan are not transferable, except by will or the laws of descent and distribution in the event of death.

         Options granted under the 1984 Plan had a term of ten years subject to earlier termination in the event of termination of employment, death, or disability. The 1984 Plan provided that during the lifetime of an optionee, his option is exercisable only by him and only while employed by Bancorp or a subsidiary or within (i) three months after his retirement, or (ii) three months after he otherwise ceases to be so employed, to the extent the option was exercisable on the last day of employment. For these purposes, retirement means termination of employment by an optionee who has attained age 65. If an optionee retires due to disability, his options may be exercised within twelve months of his retirement date. If an optionee dies within a period during which his option could have been exercised by him, his option may be exercised within one year of his death (unless the option earlier terminates) by those entitled to do so under his will or the laws of descent and distribution, but only to the extent the option was exercisable by him immediately prior to his death.

         Under the 1994 Plan and 1997 Plan, unless terminated earlier by the option's terms, both incentive stock options and non-qualified stock options expire ten years after the date they are granted. Options terminate three months after the date on which employment is terminated (whether such termination be voluntary or involuntary), other than by reason of death or disability. The option terminates one year from the date of termination due to death or disability (but not later than the scheduled termination date). During an optionee's lifetime, the option is exercisable only by the optionee including, for this purpose, the optionee's legal guardian or custodian in the event of disability, except that under the 1997 Plan, if specifically permitted by the Committee or the board of directors, non-qualified stock options are transferrable.

         During 2000, Bancorp granted stock options to purchase an aggregate of 48,825 shares (as adjusted for all stock splits and stock dividends through April 2, 2001) of Bancorp's common stock at an average price of $37.45 per share (as adjusted for all stock splits and stock dividends through April 2, 2001) under the 1997 Plan. During 2000, a total of 694,646 options were exercised under the Employee Plans.

Stock Option Tables

         During 2000 no options were granted to any of the executive officers named in the Summary Compensation Table.

        The following table sets forth certain information regarding individual exercises of stock options during 2000 by each of the executive officers named in the Summary Compensation Table.

                  AGGREGATED STOCK OPTION EXERCISES IN 2000 AND
                          YEAR-END STOCK OPTION VALUES

                                   Shares                       Number of Securities
                                  Acquired                     Underlying Unexercised           Value of Unexercised in the
                                     on          Value             Stock Options at                 Money Stock Options
      Name                        Exercise      Realized             Year-End 2000                   at Year-End 2000
      ----                        --------      --------             -------------                   ----------------
                                                              Exercisable  Unexercisable       Exercisable    Unexercisable
                                                              -----------  -------------       -----------    -------------
Vernon W. Hill, II                  26,172      $856,858         835,727          0             $33,102,678          0

C. Edward Jordan, Jr.               15,385       681,170         161,886          0               8,244,508          0

Peter M. Musumeci, Jr.              24,995       996,676         132,409          0               5,218,624          0

Robert D. Falese, Jr.               39,056     1,684,956         193,064          0               7,584,558          0

Dennis M. DiFlorio                  10,243       291,536         234,527          0               9,952,192          0

                            -------------------------

Employee Stock Ownership Plan

         Effective January 1, 1989, Bancorp's board of directors established the Commerce Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") as a restatement of Bancorp's Stock Bonus Plan. Employees of Bancorp and its subsidiaries are eligible to participate in the ESOP if they are at least 21 years of age and have completed at least 1,000 hours of service to Bancorp or its subsidiaries during the twelve-month period beginning on the date of hire or during any subsequent calendar year. Participants are 100% vested in their accounts under the ESOP upon death, total disability, a complete discontinuance of contributions by Bancorp, termination of the ESOP, and a partial termination of the ESOP where a participant is involved in that termination. Except as provided above, generally, participants are 20% vested after 3 years of credited service, increasing by 20% for each additional year of credited service so that participants are 100% vested in their accounts under the ESOP after seven years of credited service with Bancorp or a subsidiary.

         Subject to limitations contained in the Code, contributions by Bancorp to the ESOP are deductible for federal income tax purposes. Except as described below, such contributions are determined annually by Bancorp's board of directors at its discretion. Contributions may consist either of shares of Bancorp's stock, or cash, which may be invested by the trustees of the ESOP's trust in shares of Bancorp's stock or to provide funds to pay principal or interest on any indebtedness incurred by the ESOP in purchasing shares. Contributions by Bancorp are allocated as of the close of each plan year among accounts of participants in the ESOP. Each participant's account is credited with that portion of contributions by Bancorp as such participant's compensation (as defined in the ESOP) bears to all participants' compensation.

         In January 1990, the ESOP Trust purchased 417,000 shares of Series C ESOP Cumulative Convertible Preferred Stock ("ESOP Shares") from Bancorp for an aggregate purchase price of $7,500,000. The ESOP Trust borrowed the purchase price for the ESOP Shares from an unaffiliated bank, which loan was refinanced with another unaffiliated bank in 1994 (the "Loan"). During 1999, the outstanding principal balance on the Loan was paid in full.

         Effective March 1, 1998, the Trustees of the ESOP exercised their right to convert all 417,000 ESOP Shares held by the ESOP into 849,062 shares of Bancorp common stock. As of April 2, 2001, the ESOP Trust held of record 893,516 shares of common stock (as adjusted for all stock splits and stock dividends through April 2, 2001). As of April 2, 2001, all but 4,247 shares of common stock held by the ESOP Trust were allocated to individual participant accounts.

         The co-trustees of the ESOP are Vernon W. Hill, II and C. Edward Jordan, Jr. Each participant may direct the trustees of the ESOP Trust as to the manner in which shares of voting stock allocated to his account are to be voted. Each participant in the ESOP will become entitled to direct the trustees as to the voting of the shares of common stock which are released from the pledge and which are allocated to his account under the ESOP. The enclosed form of proxy also serves as the voting instruction card for the trustees of the ESOP with respect to the shares of common stock which have been allocated to the accounts of participants under the ESOP. Shares which have not been allocated to the account of any participant will be voted by the co-trustees in accordance with such procedures as Bancorp, as the Plan Administrator, shall direct. Shares which have been allocated to the accounts of participants but for which no voting directions are received will be voted as the trustees direct in the exercise of their independent judgment. For the Plan Year ended December 31, 2000, Bancorp contributed $100,000 to the ESOP.

Supplemental Executive Retirement Plan

         Effective January 1, 1992, Bancorp established a Supplemental Executive Retirement Plan ("SERP") for certain designated executives in order to provide supplemental retirement income if Bancorp's ESOP and social security retirement benefits fall below sixty percent of average annual compensation at the time of retirement. Average annual compensation is defined as the average of the actual annual compensation paid to the executive by Bancorp during the period of three consecutive years which produces the highest such average during the ten year period ending with termination of employment. The SERP is unfunded, is not a qualified plan under the Code and benefits are paid directly by Bancorp. Messrs. Hill, Jordan, Musumeci, Falese and DiFlorio have been designated to participate in the SERP.

Certain Transactions

         Certain directors and executive officers of Bancorp and its subsidiaries and certain of their immediate family members and certain corporations or organizations with which they are affiliated have had and expect to continue to have loan and other banking transactions with Bancorp's subsidiary banks. All such loans and other banking transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions for unrelated parties, and did not involve more than the normal risk of uncollectibility or present other unfavorable features.

         The board of directors of Bancorp approves all transactions in which an officer or director of Bancorp or any of its subsidiaries has an interest. In the case of a transaction involving a director of Bancorp, such director does not vote on the transaction.

         Mr. Kerr, a director and nominee for director of Bancorp, is the Chairman of Markeim-Chalmers, Inc. which in 2000 received $202,000 in fees for real estate related services, primarily real estate appraisals.

         Messrs.  Beck and Bershad,  directors  and  nominees  for  directors of
Bancorp, are members of law firms which Bancorp and its subsidiaries have retained during Bancorp's last fiscal year and which Bancorp and its subsidiaries intend to retain during its current fiscal year.

         Bancorp leases the land on which it has constructed twenty branch offices from limited partnerships in which Mr. Hill is a partner or in which a corporation owned by Mr. Hill is a partner under separate operating lease agreements. The aggregate annual rental under these leases for 2000 was approximately $1.1 million. These leases expire periodically through 2020 but are renewable through 2040. Aggregate annual rentals escalate to $1.2 million in 2004.

         Bancorp leases land to a limited partnership partially comprised of the directors of Bancorp including Messrs. Bershad, Hill and Lewis and a corporation owned by Mr. Hill. The initial lease term is 25 years, with two successive 10-year options. As of December 31, 2000, the future minimum lease payments to be received by Bancorp amount to approximately $315,000 for the remainder of the initial lease term. In accordance with the provision of the land lease, the limited partnership constructed and owns the office building located on the land. Commerce PA leases the building as a branch facility. The initial lease term expires in 2010.

         Management believes that the rental paid or received for each of the foregoing leases is comparable to the rental which they would have to pay to or would have received from, as the case may be, and that the option prices are comparable to or more favorable than those that could have been obtained or received from, non-affiliated parties in similar commercial transactions for similar locations, assuming that such locations were available.

         During 2000, Bancorp subsidiaries obtained interior design, facilities management and general contractor services in the amount of $2.0 million from a business corporation of which Shirley Hill, wife of Vernon W. Hill, II, is a principal shareholder and the president. Additionally, during 2000 this business received commissions of $1.6 million on furniture and facility purchases made directly by Bancorp subsidiary banks. These expenditures related primarily to the furnishing and related design services of the opening and/or refurbishing of certain offices during the period. Management believes such expenses were substantially equivalent to those that would have been paid to unaffiliated companies for similar furniture and services.

                        REPORT OF THE PERSONNEL COMMITTEE

         The Personnel Committee of the board of directors of Bancorp is composed of outside non-employee directors. Bancorp's compensation package for its executive officers consists of base salary, annual performance bonus, annual stock option grants and various broad based employee benefits including contributions under Bancorp's ESOP. Management recommendations of base salary levels, annual performance bonuses and stock option grants are reviewed by the Personnel Committee and submitted to the full board of directors for approval.

         The objective of Bancorp's executive compensation is to enhance Bancorp's long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long term interests of the shareholders of Bancorp.

         Bancorp has employment agreements with Messrs. Hill, Jordan, Musumeci, Falese and DiFlorio which were effective January 1, 1992 for Messrs. Hill, Jordan and Musumeci, and January 1, 1998 for Messrs. Falese and DiFlorio. See "EXECUTIVE COMPENSATION - Employment Agreements."

         Base salary levels for Bancorp's executive officers are competitively set relative to companies in peer businesses. In reviewing base salaries, the Personnel Committee also takes into account individual experience and performance.

         Bancorp's annual performance bonuses are intended to provide a direct cash incentive to executive officers and other key employees to maximize Bancorp's profitability. Financial performance is compared against budgets as well as peer businesses.

         Stock options are intended to encourage officers and other key employees to remain employed by Bancorp by providing them with a long term interest in Bancorp's overall performance as reflected by the performance of Bancorp's common stock. In granting stock options, the Personnel Committee takes into account prior stock option grants and considers the executive's level of compensation and past contributions to Bancorp.

         Vernon W. Hill, II was Bancorp's Chairman, President and Chief Executive Officer for 2000. Mr. Hill's base salary is set competitively relative to other chief executive officers in financial service companies in Bancorp's market area. In determining Mr. Hill's base salary as well as annual performance bonus, the Personnel Committee reviewed independent compensation data and Bancorp's performance as compared against budgets and peer businesses. As with Bancorp's other executive officers, Mr. Hill's total compensation involves certain subjective judgments and is not based solely upon any specific objective criteria or weighting.

         The Personnel Committee and Bancorp are considering the future impact on executive compensation, and whether certain changes should be made as a result of Section 162(m) of the Code which became effective January 1, 1994. This provision generally denies a deduction for federal income tax purposes for annual compensation in excess of $1.0 million for executive officers named in the "Summary Compensation Table" contained in this proxy statement, except for certain compensation that is performance-based and for compensation that is paid pursuant to certain contracts entered into prior to February, 1993. Bancorp believes that the limitation will have no material effect on it in 2001.

                               PERSONNEL COMMITTEE

                                 Morton N. Kerr
                                Daniel J. Ragone
                                 Jack R Bershad

Personnel Committee Interlocks and Insider Participation

         The Personnel Committee members are Morton N. Kerr, Daniel J. Ragone and Jack R Bershad.

         Mr. Kerr, a director and nominee for director of Bancorp, is the Chairman of Markeim-Chalmers, Inc. which in 2000 received $202,000 in fees for real estate related services, primarily real estate appraisals.

         Mr. Bershad, a director and nominee for director of Bancorp, is a member of a law firm which Bancorp and its subsidiaries have retained during Bancorp's last fiscal year and which Bancorp and its subsidiaries intend to retain during its current fiscal year. See "EXECUTIVE COMPENSATION - Certain Transactions."

Financial Performance

         The graph below shows a comparison of the cumulative return experienced by Bancorp's shareholders over the years 1996 through 2000, the S&P Regional Small Bank Index and the S&P 500 Index assuming an investment of $100 in each at December 31, 1995 and the reinvestment of dividends.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

        Commerce Bancorp, S&P Regional Small Bank Index, S&P 500 Index
                         Year-End 1995 to Year-End 2000

                                           S&P Regional
          Year              CBH          Small Bank Index          S&P 500
        12/31/95           100.0               100.0                100.0
        12/31/96           161.4               130.2                122.9
        12/31/97           268.1               218.0                164.0
        12/31/98           370.5               208.6                210.8
        12/31/99           305.6               183.8                255.2
        12/31/00           554.3               247.1                231.9


                  PROPOSAL TO APPROVE AN AMENDMENT TO BANCORP'S
                     RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE THE NUMBER OF SHARES OF
                COMMON STOCK WHICH BANCORP IS AUTHORIZED TO ISSUE

         The Board of Directors of Bancorp has determined that it is advisable to increase the number of shares of Common Stock which Bancorp is authorized to issue by 100,000,000 shares to a total of 150,000,000. The Restated Certificate of Incorporation currently provides that Bancorp is authorized to issue 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

         As of April 2, 2001, there were 32,144,983 issued shares of Common Stock, of which 100,059 were treasury shares. Of the unissued 17,855,017 shares, 8,754,055 shares of Common Stock were reserved for issuance under Bancorp's 1984, 1994 and 1997 Employee Stock Option Plans, 1,705,582 shares of Common Stock were reserved for issuance under Bancorp's Dividend Reinvestment and Stock Purchase Plan, and 476,660 shares of Common Stock were reserved for issuance under Bancorp's 1989 and 1998 Stock Option Plan for Non-Employee Directors, leaving 6,918,721 shares of Common Stock unreserved and available for issuance. If the proposed amendment is approved and becomes effective, a total of 106,918,721 shares of Common Stock will be unreserved and available for issuance. All outstanding and reserved shares have been adjusted to reflect all stock splits and stock dividends through April 2, 2001.

         As of April 2, 2001, no shares of Preferred Stock were outstanding. Under Bancorp's Restated Certificate, the Board of Directors is authorized, without further shareholder action, to provide for the issuance of the Preferred Stock in one or more series, with such designations, dividends, number of shares, relative rights (including, without limitation, voting rights, conversion rights, redemption rights and/or liquidation rights), preferences and limitations as shall be set forth in resolutions providing for the issuance thereof adopted by the Board of Directors. The proposed amendment does not increase the number of shares of Preferred Stock unreserved and available for issuance.

         The increase in authorized shares will not affect shareholders' equity in Bancorp or the capital or surplus account of Bancorp.

         Except as set forth above, Bancorp has no present plans for the newly authorized shares of Common Stock; however, in the judgment of the Board of Directors, the increase in authorized Common Stock will provide Bancorp with greater flexibility in meeting future stock needs without the delay and expense involved in holding a special meeting of shareholders to authorize the issuance of such shares. Such shares could be used for future financings, acquisitions, employee benefit plans, stock splits, stock dividends, or other proper corporate purposes.

         Shares will have no preemptive rights with respect to such additional authorized shares of Common Stock and such shares may be issued solely upon the action of Bancorp's Board of Directors for any proper corporate purpose determined by the Board without further authorization from the shareholders except where because of particular circumstances under which any such shares will be issued, shareholder approval is required by law and/or the rules of The New York Stock Exchange. However, the issuance of such additional shares of Common Stock may adversely affect current shareholders. See "Anti-takeover Provisions and Management Implications" below. These additional shares of Common Stock, when issued, will have the same rights as Bancorp's presently authorized shares of Common Stock.

         If the recommendation of the Board of Directors is approved, the first sentence of Article Five of Bancorp's Restated Certificate of Incorporation will be amended to read as follows:

                  "FIFTH: The aggregate number of shares which the corporation shall have authority to issue shall be 160,000,000 shares of which 150,000,000 shares shall be common stock with a par value of $1.5625 per share and of which 10,000,000 shares shall be preferred stock without par value."

Required Vote

         Pursuant to the NJBCA, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon is necessary for adoption of this proposal to amend Bancorp's Restated Certificate of Incorporation. For purposes of determining the votes cast, only those votes "FOR" or "AGAINST" are included. Abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or bank voting instructions as to such shares) will be counted solely for the purpose of determining whether a quorum is present.

         The Board of Directors unanimously recommends that the shareholders vote "FOR" this proposal.

         The financial statements contained in Bancorp's 2000 Annual Report and Form 10-K are incorporated herein by reference in connection with the proposed Amendment of the Articles; however, the 2000 Annual Report and Form 10-K are not otherwise to be deemed or considered to be Proxy solicitation material.

"Anti-Takeover" Provisions and Management Implications

         Bancorp's Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the outstanding capital stock of Bancorp entitled to vote thereon in order to permit the consummation of any of the following transactions: (i) any merger or consolidation of Bancorp with or into any other corporation, or (ii) any sale, lease, exchange or other disposition of all of the assets of Bancorp to or with any other corporation, person or other entity. The 80% voting requirement does not, however, apply to any transaction approved by the Board of Directors of Bancorp prior to the consummation thereof. As previously set forth, Bancorp's Restated Certificate of Incorporation also provides for the issuance of up to 10,000,000 shares of Preferred Stock, the rights, preferences and limitations of which in most circumstances may be determined by the Board of Directors of Bancorp without further authorization from the shareholders.

         The provisions in the Restated Certificate of Incorporation relating to the 80% voting requirements and the issuance of Preferred Stock may have the effect not only of discouraging tender offers or other stock acquisitions but also of deterring existing shareholders from making management changes. Issuances of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to secure a majority of outstanding voting stock. Similarly, absent the 80% voting requirement provision relating to mergers and dispositions of assets, the transactions described above could be consummated upon the favorable vote of the holders of a majority of the votes cast by holders of shares entitled to vote thereon.

         Accordingly, these provisions (together with the proposed amendment to Bancorp's Restated Certificate of Incorporation to increase its authorized shares of Common Stock) may enhance the possibility that a potential bidder for control of Bancorp will be required to act through arm's-length negotiation with respect to such major transactions as a merger, consolidation or purchase of substantially all the assets of Bancorp. Such provisions may also have the effect of discouraging tender offers or other stock acquisitions, giving management of Bancorp power to reject certain transactions which might be desired by the owners of a majority of Bancorp's voting securities. These provisions could also be deemed to benefit incumbent management to the extent they deter such offers by persons who would wish to make changes in management or exercise control over management. Bancorp has no present plans to adopt any other "anti-takeover" provisions. The Board of Directors of Bancorp does not presently know of a third party that plans to make an offer to acquire Bancorp through a tender offer, merger or purchase of substantially all the assets of Bancorp.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires Bancorp's directors and executive officers, and persons who own more than 10% of a registered class of Bancorp's equity securities, to file with the SEC reports about their beneficial ownership of common stock and other equity securities of Bancorp. All such persons are required by SEC regulation to furnish Bancorp with copies of all Section 16(a) reports they file.

         Based solely on review of the copies of such reports furnished to Bancorp and written representations that no other reports were required during the fiscal year ended December 31, 2000, Bancorp believes all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were timely complied with.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Bancorp's independent auditors during the most recent year were Ernst & Young LLP, 2001 Market Street, Philadelphia, PA 19103. Based upon the recommendation of the Audit Committee, the board of directors has selected Ernst & Young LLP to be Bancorp's independent auditors for 2001. The selection of Bancorp's independent auditors is not being submitted to shareholders because there is no legal requirement to do so. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he desires to do so, and to be available to respond to appropriate questions.

         Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 (the "2000 fiscal year") and the reviews of the financial statements included in the Company's Form 10-Qs for the 2000 fiscal year totaled $495,000.

         Financial Information Systems Design and Implementation Fees. During the 2000 fiscal year, no fees were billed for professional services related to financial information systems design and implementation by Ernst & Young LLP.

         All Other Fees. The aggregate fees for services rendered by Ernst & Young LLP, other than for audit and information technology services, described in the preceding two paragraphs, totaled $205,000 for the 2000 fiscal year including $80,000 for various audit related services and the balance for various tax, nonattest, and advisory services.

         The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining Ernst & Young LLP's independence.

                              SHAREHOLDER PROPOSALS

         Pursuant to the proxy rules promulgated under the Exchange Act, Bancorp shareholders are notified that the deadline for providing Bancorp timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at Bancorp's Annual Meeting to be held in 2002 (the "2002 Annual Meeting") will be February 27, 2002. As to all such matters which Bancorp does not have notice on or prior to February 27, 2002, discretionary authority shall be granted to the persons designated in Bancorp's proxy related to the 2002 Annual Meeting to vote on such proposal.

         A shareholder proposal for the 2002 Annual Meeting must be submitted to Bancorp at its headquarters located at the Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034, Attention: C. Edward Jordan, Jr., by December 14, 2001 to receive consideration for inclusion in Bancorp's proxy materials relating to the 2002 Annual Meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                                  OTHER MATTERS

         Bancorp is not currently aware of any matters which will be brought before the Annual Meeting (other than procedural matters) which are not referred to in the enclosed Notice of Annual Meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to those matters described in Rule 14a-4(c) under the Exchange Act, including matters that the board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the Annual Meeting. If any such matters are presented at the Annual Meeting, then the persons named in the enclosed proxy will vote in accordance with their best judgment.

         A COPY OF BANCORP'S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO C. EDWARD JORDAN, JR., EXECUTIVE VICE PRESIDENT, COMMERCE BANCORP, INC., COMMERCE ATRIUM, 1701 ROUTE 70 EAST, CHERRY HILL, NEW JERSEY, 08034-5400.

                                              By Order of the Board of Directors

                                              ROBERT C. BECK
                                              Secretary

                                   Appendix A

                             COMMERCE BANCORP, INC.
                             AUDIT COMMITTEE CHARTER

 I.      AUTHORITY
         ---------

         The Board of Directors (Board) of Commerce Bancorp, Inc. (Corporation) authorizes the Audit Committee (Committee) to act on its behalf to monitor the adequacy of the system of internal controls, the accounting and financial reporting processes, and compliance with regulations, policies and procedures within the organization.

II.      STATEMENT OF POLICY
         -------------------

         The Committee is responsible for providing assistance to the Board in fulfilling their oversight responsibility to the shareholders, investment community and others relating to the Corporation's financial statements and financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation's financial statements, and the legal, compliance and ethics programs as established by management and the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel or other experts for this purpose. This oversight may be accomplished through the Commerce Bancorp, Inc. Oversight Committee, which has been authorized to act on the behalf of the Committee. Oversight Committee membership will be made up of the members of the Committee and such members of the Boards of Directors of affiliates of the Corporation or its subsidiaries as may be appointed by the Board.

III.     STRUCTURE AND MEMBERSHIP REQUIREMENTS
         -------------------------------------

         Annually the Board shall appoint not less than three outside directors who are independent of management, to serve as members of the Committee. Members must be directors of the Corporation and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. Directors of affiliates of the Corporation or its subsidiaries would not be qualified for Committee membership. All members must be financially literate, and at least one member must have accounting or related financial management experience. One of the members shall be designated as Chair by the Board.

IV.      STATEMENT OF COMMITTEE RESPONSIBILITIES AND PROCESSES
         -----------------------------------------------------

         A.       Internal Audit
                  --------------

                  The Committee, through review of actions of the Oversight Committee or through its own actions, will:

o Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.
o Review the internal audit function as to its independence, objectivity and authority of its reporting obligations.
o Consider and review with management and the director of internal auditing the Internal Audit Department Charter and the Oversight Committee Charter.
o Review and approve the internal audit plan submitted annually by the director of internal auditing.
o Meet with the director of internal audit on not less than a quarterly basis to review the status and results of the audit plan, audit reports and/or summaries as provided by the director of internal auditing, and any other matters considered by the director of internal auditing or the Committee to be of significance to the Committee. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.
o Provide opportunity annually for the director of internal auditing to meet with the Committee without members of management present.

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

         B.       Independent Auditors
                  --------------------

                  Management   is   responsible   for  preparing  the  financial
                  statements, and the external auditors are responsible for auditing those statements. The Committee, through review of actions of the Oversight Committee or through its own actions, is responsible for the following:

o Receiving from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Corporation, actively engaging in dialogue with the independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor, and recommending that the Board take the appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.
o Recommending annually to the Board the independent auditors to be engaged for financial reporting and related purposes. In view of the independent auditor's ultimate accountability to the Board and the Audit Committee, as representatives of the shareholders, the Committee and the Board shall have the ultimate authority and responsibility to evaluate and, if appropriate, replace the independent auditors, subject to shareholder approval.
o Reviewing and discussing annually with the independent public accountants the scope of their engagement and the audit procedures to be utilized, coordination of their activities with those of the Internal Audit Department, and their assessment of the corporation's financial accounting, internal audit, and credit review functions.
o Discussing with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the system to monitor and manage business risk, and legal and ethical compliance programs.
o Discussing with management and the independent auditors any matters regarding the interim financial statements to be filed on form 10-Q which are required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.
o Reviewing with management and the independent auditors the financial statements to be included in the Corporation's Annual Report on Form 10-K, including their judgement about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and other matters related to the conduct of the audit which are to be communicated by the independent auditors under generally accepted auditing standards.
o Determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, to include review of any changes in accounting principles.
o Provide opportunity for the independent auditors to meet with the Committee without members of management present.

         C.       FDICIA
                  ------
                  The Committee will review with management and the independent auditors the basis for the audited financial statements as well as reports by management and the independent public accountants required by 12 CFR 363.

         D.       Other
                  -----
                  The Board must adopt and approve this charter for the Committee. The Committee will review and reassess this charter at least annually, and changes, if any, must be adopted and approved by the full Board.

                  This charter must be published in the proxy statements of the Corporation at least once every three years.

                  The Committee will perform other such functions as assigned by law, the Corporation's charter or bylaws, or the Board.

         E.       Limitations
                  -----------

                  The Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Committee is not of the same quality as the audit performed by the independent auditors. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible to best react to a changing environment.

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